Exhibit 10.3

AMENDMENT NO. 3 TO THE

EMPLOYMENT AGREEMENT BETWEEN

THE CHUBB CORPORATION AND JOHN D. FINNEGAN

Pursuant to resolutions adopted by the Board of Directors on February 23, 2012, the employment agreement between The Chubb Corporation and John D. Finnegan, dated January 21, 2003, as amended December 1, 2003 and as further amended September 4, 2008 (the “Agreement”), is hereby amended as follows:

1. Effective as of the date hereof, the last sentence of the flush paragraph immediately following Section 5(a)(v) is hereby replaced in its entirety by the following:

“Notwithstanding anything herein to the contrary, except with respect to payments and benefits under Sections 5(a)(i)(A)(1), 5(a)(i)(A)(2) and 5(a)(v), no portion of the payments and benefits to be paid or provided under this Section 5(a) shall be paid or provided unless, on or prior to the 30th day following the Date of Termination, the Executive timely executes a release substantially in the form attached hereto as Exhibit D (which release shall be delivered by the Company to the Executive within two days after the Date of Termination) and such release shall not have been revoked by the Executive prior to the expiration of the period (if any) during which any portion of such release is revocable under applicable law.”

2. All other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be duly executed as of the dates written below.

THE CHUBB CORPORATION		JOHN D. FINNEGAN

By:	/s/ W. Andrew Macan	/s/ John D. Finnegan
Name: W. Andrew Macan
Title: Vice President, Corporate Counsel and Secretary

Date:	February 27, 2012	Date:	February 27, 2012